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                                                                         EXHIBIT


                                 [VORWERK LOGO]


                                                     VORWERK & CO. KG, STAMMHAUS
                                                     MUHLENWEG 17-37
                                                     D-42270 WUPPERTAL
                                                     TELEFON (02 02) 564-0
                                                     TELEFAX (02 02) 564-13 01
                                                     HTTP://WWW.VORWERK.DE


                            Special Power of Attorney

We, the undersigned Dr. Ulrich Mollmann, head of the legal department of Vorwerk & Co. KG (a limited partnership duly organized and existing under the laws of the Federal Republic of Germany), and Mr. Matthias Hickmann, vice head of the legal department, hereby grant in the name and on behalf of Vorwerk and Co. KG full power and authority to:

                        Robin L. Spear, Esq.
                        having her business address at
                        One Battery Park Plaza
                        New York, NY 10004-1490

to sign any amendments to the Schedule 13G filed with respect to Tupperware Corporation, as well as any Forms 3, 4 and 5 filed with respect to Tupperware Corporation.

Wuppertal, this 31st day of January, 2002



              /s/ Dr. Ulrich Mollman        /s/ Matthias Hickmann
              ----------------------        ---------------------
                Dr. Ulrich Mollman            Matthias Hickmann